EXHIBIT 99.5

Citigroup Inc.

A$300,000,000 6.00% Notes due 22 March 2016
under the
Programme for the issuance of
Medium Term Notes, Series M

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1	Issuer:	Citigroup Inc.
2	Status of the Notes:	Senior
3	Currency:	Australian dollars
4	Aggregate Principal Amount of Tranche:	A$300,000,000
5	Issue Date:	22 March 2006
6	Issue Price:	99.149%
7	Specified Denominations:	A$10,000 (A$500,000 for offers made in, to or from Australia)
8	Record Date:	The twelfth day before the relevant payment date.
9	Interest:	Interest bearing, fixed rate
	(a) Interest Rate:	6.00% per annum
	(b) Interest Payment Dates:	Each 22 March and 22 September beginning on 22 September 2006 and ending on the Maturity Date
	(c) Interest Period End Dates:	Interest Payment Dates
	(d) Day Count Fraction:	RBA Bond Basis
	(e) Interest Commencement Date:	Issue Date
	(g) Amount of interest payable:	A$300.00 per A$10,000 Note on each Interest Payment Date
10	Applicable Business Day Convention:
	- for Interest Payment Dates:	Following Business Day Convention
	- for Maturity Date:	Following Business Day Convention
	- for Interest Period End Dates:	Following Business Day Convention
	- any other date:	Following Business Day Convention
11	Additional Financial Centre:	Not applicable
12	Maturity Date:	22 March 2016
13	Maturity Redemption Amount:	Outstanding Principal Amount

14	Early Redemption:	Notes may be redeemed at the option of the Issuer for taxation reasons.
15	Early Redemption Date:	The date specified in the redemption notice.
16	Early Redemption Amount:	Outstanding Principal Amount
17	Early Redemption Amount (Default):	Outstanding Principal Amount
18	Security Code:	AU 300CGRP05 6